UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A
(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(A)
of the Securities Exchange Act of 1934

Filed by the Registrant / X /

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ X /	Preliminary Proxy Statement.
/ /	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)).
/ /	Definitive Proxy Statement.
/ /	Definitive Additional Materials.
/ /	Soliciting Material Pursuant to § 240.14a-12.

PUTNAM TAX-FREE INCOME TRUST

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement,
if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/ X /	No fee required.

/ /	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
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computed pursuant to Exchange Act Rule 0-11 (set forth the
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was determined):
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/ /	Fee paid previously with preliminary materials.

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0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
(1) Amount Previously Paid:
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We Need Your Vote

Please vote today on a matter affecting your investment in Putnam AMT-Free Municipal Fund.

Your prompt response to this proxy statement is important.

Voting now can help save costs.

A message from Putnam Investments and the Trustees of the Putnam Funds

Putnam AMT-Free Municipal Fund

A few minutes of your time now can help save time and expenses later.

Dear Fellow Shareholder:

We are asking for your vote on an important matter affecting your investment in Putnam AMT-Free Municipal Fund. This fund will hold a shareholder meeting on June 24, 2020 in Boston, Massachusetts, to decide the proposal described below. We are asking you — and all shareholders — to consider and vote on this important matter.

You may vote conveniently by:

• Visiting the website listed on the proxy card.

• Calling by telephone, using the toll-free number listed on the proxy card.

• Mailing the enclosed proxy card — be sure to sign, date, and return the card in the enclosed postage-paid envelope.

Of course, you are also welcome to attend the shareholder meeting on June 24, 2020 and vote your shares in person on the proposal:

1. Approving changes to your fund’s fundamental investment policies regarding investments in tax-exempt investments subject to the federal alternative minimum tax.

Currently, Putnam AMT-Free Municipal Fund has a fundamental investment policy requiring that it invest, under normal circumstances, at least 80% of its net assets in tax-exempt investments (the “Current 80% Policy”). In addition, the fund has another fundamental investment policy that prohibits the inclusion of securities the interest on which may be subject to the federal alternative minimum tax (“AMT”) for purposes of complying with the Current 80% Policy (the “AMT Policy”).

Putnam Investment Management, LLC, your fund’s investment manager, has recommended the elimination of the AMT Policy and a corresponding amendment of the Current 80% Policy so that, following the repositioning of your fund as Putnam Strategic Intermediate Municipal Fund on or about June 30, 2020, the fund may cease to focus its investments on AMT-free bonds. If the proposed changes to your fund’s fundamental investment policies are not approved by shareholders, it is anticipated that the fund would still be repositioned as Putnam Strategic Intermediate Municipal Fund and that the fund would continue to be managed under the AMT Policy and Current 80% Policy.

We recommend you vote to approve changes to your fund’s fundamental investment policies regarding investments in tax-exempt investments subject to the federal alternative minimum tax.

The enclosed proxy statement contains detailed information regarding this proposal, including information about the repositioning of your fund as Putnam Strategic Intermediate Municipal Fund.

Please vote today.

We encourage you to sign and return your proxy card today or, alternatively, to vote online or by telephone using the voting control number that appears on your proxy card. Delaying your vote will increase fund expenses if further mailings are required. Your shares will be voted on your behalf exactly as you have instructed. If you sign the proxy card without specifying your vote, your shares will be voted in accordance with the Trustees’ recommendation.

Your vote is extremely important. If you have questions, please call toll-free 1-866-615-5318 or contact your financial advisor.

We appreciate your participation and prompt response, and thank you for investing in the Putnam Funds.

Sincerely yours,

Robert L. Reynolds
President and Chief Executive Officer
Putnam Investments

[insert signature image]

Kenneth R. Leibler.

Chair
Board of Trustees
The Putnam Funds

[insert image of Robert L. Reynolds and Kenneth R. Leibler]

Table of Contents

Notice of a Special Meeting of Shareholders	[1]

Trustees’ Recommendation	[2]

Proposal 1: Approving changes to your fund’s fundamental investment policies regarding investments in tax-exempt investments subject to the federal alternative
minimum tax	[2]

Further Information About Voting and the Special Meeting	[5]

PROXY CARD ENCLOSED

If you have any questions, please call toll-free 1-866-615-5318 or call your financial advisor.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on June 24, 2020.

The proxy statement is available at https://www.putnam.com/static/pdf/email/AMTFree-proxy-voting.pdf.

Notice of a Special Meeting of Shareholders

To the Shareholders of:

PUTNAM AMT-FREE MUNICIPAL FUND

This is the formal agenda for your fund’s shareholder meeting. It tells you what proposals will be voted on and the time and place of the meeting, in case you wish to attend in person.

A Special Meeting of Shareholders of your fund will be held on June 24, 2020 at 11:00 a.m. Eastern Time, at the principal offices of the fund on the 2nd floor of 100 Federal Street, Boston, Massachusetts 02110, to consider the following proposal:

1. Approving changes to your fund’s fundamental investment policies regarding investments in tax-exempt investments subject to the federal alternative minimum tax.

2. Consider and act upon any other business as may properly come before the shareholder meeting or any adjournment or adjournments thereof.

By Michael J. Higgins, Clerk, and by the Trustees

Kenneth R. Leibler, Chair

Liaquat Ahamed	Paul L. Joskow
Ravi Akhoury	Robert E. Patterson
Barbara M. Baumann	George Putnam, III
Katinka Domotorffy	Robert L. Reynolds
Catharine Bond Hill	Manoj P. Singh

In order for you to be represented at your fund’s shareholder meeting, we urge you to record your voting instructions over the Internet or by telephone or to mark, sign, date, and mail the enclosed proxy card in the postage-paid envelope provided.

April [ ], 2020

Proxy Statement

This document gives you the information you need to vote on the proposal. Much of the information is required under rules of the Securities and Exchange Commission (the “SEC”); some of it is technical. If there is anything you don’t understand, please call toll-free 1-866-615-5318, or call your financial advisor.

► Who is asking for your vote?

The enclosed proxy is solicited by the Trustees of Putnam AMT-Free Municipal Fund for use at the fund’s Special Meeting of Shareholders on June 24, 2020 and, if the meeting is adjourned, at any later sessions, for the purpose of approving changes to your fund’s fundamental investment policies regarding investments in tax-exempt investments subject to the federal alternative minimum tax. The Notice of a Special Meeting of Shareholders, the proxy card and this proxy statement are being mailed beginning on or about April [ ], 2020.

► How do your fund’s Trustees recommend that shareholders vote on the proposal?

The Trustees recommend that you vote FOR the proposal.

► Who is eligible to vote?

Shareholders of record of the fund at the close of business on March 27, 2020 (the “Record Date”) are entitled to be present and to vote at the meeting or, if it is adjourned, at any later sessions.

The number of shares of the fund outstanding on the Record Date is shown on page [6]. Each share is entitled to one vote, with fractional shares voting proportionately.

Shares represented by your duly executed proxy card will be voted in accordance with your instructions. If you sign and return the proxy card but don’t fill in a vote, your shares will be voted in accordance with the Trustees’ recommendation. If any other business properly comes before your fund’s meeting, your shares will be voted at the discretion of the persons designated on the proxy card.

1. APPROVING CHANGES TO YOUR FUND’S FUNDAMENTAL INVESTMENT POLICIES REGARDING INVESTMENTS IN TAX-EXEMPT INVESTMENTS SUBJECT TO THE FEDERAL ALTERNATIVE MINIMUM TAX

► What is this proposal?

The Trustees recommend that shareholders approve changes to your fund’s fundamental investment policies regarding investments in tax-exempt investments subject to the federal alternative minimum tax.

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The Investment Company Act of 1940, as amended (the “1940 Act”), requires registered investment companies, like the fund, to have “fundamental” investment policies governing specified investment practices. Investment companies may also voluntarily designate policies relating to other investment practices as fundamental. “Fundamental” investment policies can be changed only by a shareholder vote.

The fund currently has a fundamental policy requiring that it invest, under normal circumstances, at least 80% of its net assets in tax-exempt investments (the “Current 80% Policy”). In addition, the fund has another fundamental policy prohibiting the inclusion of securities the interest on which may be subject to the federal alternative minimum tax (“AMT”) for purposes of complying with the Current 80% Policy (the “AMT Policy”). Putnam Investment Management, LLC, your fund’s investment manager (“Putnam Management”), is proposing the elimination of your fund’s AMT Policy and a corresponding amendment to the Current 80% Policy in connection with the fund’s repositioning as Putnam Strategic Intermediate Municipal Fund (discussed further below). These proposed changes would allow your fund to include investments paying interest subject to the federal AMT for purposes of complying with the requirement that the fund invest, under normal circumstances, at least 80% of its net assets in tax-exempt investments.

The current 80% Policy, together with the AMT Policy, and the amended 80% policy following the elimination of the AMT Policy (the “Amended 80% Policy”) are set forth below:

Current 80% Policy and AMT Policy	Amended 80% Policy Following
Elimination of the AMT Policy
“Under normal circumstances, we [Putnam	“Under normal circumstances, we invest at
Investment Management, LLC] invest at	least 80% of the fund’s net assets in tax-
least 80% of the fund’s net assets in tax-	exempt investments. Investments paying
exempt investments. [The Fund may not and	interest subject to the federal AMT for
will not] include securities the interest on	individuals are considered tax-exempt for
which may be subject to federal alternative	purposes of this policy.”
minimum tax (AMT) for purposes of
complying with the [preceding] investment
policy.”

The changes to your fund’s fundamental investment policies are being proposed in connection with the future repositioning of the fund as Putnam Strategic Intermediate Municipal Fund, which is expected to take place on or about June 30, 2020. Putnam Management has recommended the elimination of the AMT Policy and the adoption of the Amended 80% Policy so that, following the repositioning of your fund, Putnam Strategic Intermediate Municipal Fund may cease to focus its investments on AMT-free bonds.

The repositioning of your fund was precipitated by Putnam Management’s belief that the AMT-free mutual fund product type has reduced viability in light of the passage and

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enactment of the 2017 Tax Cuts and Jobs Act, which reduced the number of taxpayers subject to the federal AMT by approximately 95%. Putnam Management believes that eliminating the AMT Policy, adopting the Amended 80% Policy, and repositioning the fund would offer shareholders the opportunity to invest in a fund that was positioned to more flexibly take advantage of opportunities across the municipal market, with an increased focus on absolute return and capital preservation relative to a more traditional municipal fund. In addition, Putnam Management believes that repositioning the fund as an intermediate-term municipal fund would enhance the fund’s commercial opportunity.

Assuming shareholder approval, the proposed fundamental investment policy changes will take effect on or about June 30, 2020, which would coincide with the anticipated effective date of the fund repositioning.

Putnam Management expects that, in connection with these changes, the fund will make purchases and dispositions of certain portfolio holdings. Any such purchases and dispositions, which are expected to begin on or around June 25, 2020, will result in brokerage commissions or other transaction costs. The dispositions of the fund’s portfolio holdings could also result in the realization of capital gains that will be distributed to shareholders as taxable distributions.

► What effect will the proposed fundamental investment policy changes have on your fund?

These proposed changes would allow your fund to include investments paying interest subject to the federal AMT for purposes of complying with the requirement that the fund invest, under normal circumstances, at least 80% of its net assets in tax-exempt investments. Following the elimination of the AMT Policy, the adoption of the Amended 80% Policy, and the repositioning of your fund as Putnam Strategic Intermediate Municipal Fund, the fund’s investment strategy would change to reflect its operation as an intermediate-term municipal bond fund with a st rategy that can pursue a wider range of opportunities across the municipal bond market, including those that exist outside of the fund’s performance benchmark. The fund’s performance benchmark would change from the Bloomberg Barclays Municipal Bond Index to the Bloomberg Barclays 3-15 Year Blend Municipal Bond Index. Putnam Management expects that the portfolio duration of the repositioned fund would decrease somewhat as compared to the current portfolio duration of Putnam AMT-Free Municipal Fund and that the repositioned fund would adopt a non-fundamental policy to normally maintain an average dollar-weighted maturity between three and ten years. In addition, following the repositioning and the proposed fundamental investment policy changes, the fund would be permitted more investment flexibility with respect to the credit quality of its portfolio as compared to Putnam AMT-Free Municipal Fund.

As a result of the elimination of the AMT Policy and adoption of the Amended 80% Policy, the Fund may acquire a greater number of investments the interest on which is subject to the federal AMT. Therefore, a greater amount of the exempt-interest dividends received by individual shareholders may be subject to the federal AMT.

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In recommending that shareholders approve the proposed fundamental investment policy changes, your fund’s Trustees considered Putnam Management’s representation that these changes and the repositioning of the fund would offer fund shareholders the opportunity to invest in a fund that was positioned to more flexibly take advantage of opportunities across the municipal market. The Trustees also considered Putnam Management’s belief that the commercial relevance of AMT-free funds has declined in recent years following the 2017 Tax Cuts and Jobs Act and that repositioning the fund as an intermediate-term municipal fund would enhance the fund’s commercial opportunity.

Putnam Management expects that, on or about June 30, 2020, the fund will change its name to Putnam Strategic Intermediate Municipal Fund, and the fund will be repositioned as described above regardless of whether shareholders approve the proposed fundamental investment policy changes. If shareholders approve the proposed fundamental investment policy changes, it is anticipated that the changes would be effective as of the date of the fund repositioning. If shareholders do not approve the proposed changes, it is expected that Putnam Management would manage the repositioned fund subject to the AMT Policy and the Current 80% Policy.

► What are the Trustees recommending?

The Trustees unanimously recommend that shareholders approve changes to your fund’s fundamental investment policies regarding investments in tax-exempt investments subject to the federal alternative minimum tax.

► What is the voting requirement for approving the proposal?

Approving this proposal requires the affirmative vote of a “majority of the outstanding voting securities” of the fund, which is defined under the 1940 Act to be the lesser of (a) 67% or more of the voting securities of the fund that are present or represented by proxy at the shareholder meeting if the holders of more than 50% of the outstanding voting securities of the fund are present or represented by proxy at the shareholder meeting, or (b) more than 50% of the outstanding voting securities of the fund.

Further Information About Voting and the Special Meeting

Meeting Quorum and Methods of Tabulation. Shareholders of all classes vote together as a single class. The holders of thirty percent of the shares of your fund outstanding at the close of business on the Record Date present in person or represented by proxy will constitute a quorum for the transaction of business with respect to the proposal.

Votes cast by proxy or in person at the meeting will be counted by persons your fund appoints as tellers for the meeting. The tellers will count the total number of votes cast “for” approval of the proposal for purposes of determining whether sufficient affirmative votes have been cast.

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Shares represented by proxies that reflect abstentions and “broker non-votes” will be counted as shares that are present and entitled to vote on the matter for purposes of determining the presence of a quorum. Abstentions have the effect of a negative vote on the proposal. Because broker-dealers (in the absence of specific authorization from their customers) are not expected to have discretionary authority to vote on the proposal any shares owned beneficially by their customers, there are unlikely to be any “broker non-votes” at the meeting. Broker non-votes would otherwise have the same effect as abstentions (that is, they would be treated as being present and entitled to vote on the matter for purposes of determining the presence of a quorum, and as if they were votes against the proposal).

The documents that authorize Putnam Fiduciary Trust Company or Putnam Investor Services, Inc. (“Putnam Investor Services”) to act as Trustee for certain individual retirement accounts (including traditional, Roth and SEP IRAs, 403(b)(7) accounts, and Coverdell Education Savings Accounts) provide that if an account owner does not submit voting instructions for his or her shares, Putnam Fiduciary Trust Company or Putnam Investor Services will vote the shares in the same proportions as other shareholders with similar accounts that have submitted voting instructions for their shares. Shareholders should be aware that this practice, known as “echo-voting,” may have the effect of increasing the likelihood that the proposal will be approved and that Putnam Fiduciary Trust Company or Putnam Investor Services, each of which is an affiliate of Putnam Management, may benefit indirectly from the approval, in accordance with the Trustees’ recommendation, of the proposal.

As of the Record Date, the fund had the following shares outstanding:

Class	Number of shares outstanding
Class A	[ ]
Class B	[ ]
Class C	[ ]
Class R6	[ ]
Class Y	[ ]

Share Ownership. At March 31, 2020, the officers and Trustees of the fund as a group owned less than 1% of the outstanding shares of each class of the fund and, except as noted below, no person owned of record or to the knowledge of the fund beneficially 5% or more of any class of shares of the fund.

Class	Shareholder name and address	Holdings	Percentage owned
	[ ]	[ ]	[ ]

[* The address for the name listed is: c/o Putnam Investments, 100 Federal Street, Boston, MA 02110.]

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Other Business. The Trustees know of no matters other than the one described in this proxy statement to be brought before the meeting. If, however, any other matters properly come before the meeting, proxies will be voted on these matters in accordance with the judgment of the persons named in the enclosed proxy card.

Solicitation of Proxies. In addition to soliciting proxies by mail, the Trustees of your fund and employees of Putnam Management and Putnam Investor Services, as well as their agents, may solicit proxies in person or by telephone. Your fund may arrange to have a proxy solicitation firm call you to record your voting instructions by telephone. The procedures for voting proxies by telephone are designed to authenticate shareholders’ identities, to allow them to authorize the voting of their shares in accordance with their instructions, and to confirm that their instructions have been properly recorded. Shareholders would be called at the phone number Putnam Management or Putnam Investor Services has in its records for their accounts (or that Putnam Management or Putnam Investor Services obtains from agents acting on behalf of financial intermediaries, in the case of shares held in street name through a bank, broker, or other financial intermediary) and would be given an opportunity to authenticate their identities and to authorize the proxies to vote their shares at the meeting in accordance with their instructions. To ensure that shareholders’ instructions have been recorded correctly, they will also receive a confirmation of their instructions in the mail. A special toll-free number will be available in case the information contained in the confirmation is incorrect. Your fund has been advised by counsel that these procedures are consistent with the requirements of applicable law. If these procedures were subject to a successful legal challenge, these votes would not be counted at the meeting. Your fund is unaware of any such challenge at this time.

Shareholders of your fund also have the opportunity to submit voting instructions over the Internet by using a program provided by a third-party vendor hired by Putnam Management or by automated telephone service. The giving of a proxy will not affect your right to vote in person should you decide to attend the meeting. To vote online using the Internet, please access the Internet address listed on the proxy card and follow the instructions on the Internet site. To record your voting instructions using the automated telephone service, use the toll-free number listed on your proxy card. The Internet and telephone voting procedures are designed to authenticate shareholder identities, to allow shareholders to give their voting instructions, and to confirm that shareholders’ instructions have been recorded properly.

Your fund generally maintains confidentiality in the voting of proxies. Consistent with this policy, your fund may solicit proxies from shareholders who have not voted their shares or who have abstained from voting, including brokers and nominees.

Expenses of the Solicitation. For managing your fund’s proxy campaign, Broadridge Financial Solutions (“Broadrige”) will receive a proxy management fee of $[ ] plus reimbursement for out-of-pocket expenses. Broadridge will also receive fees in connection with assembling, mailing, and transmitting the notice of meeting, proxy statement and related materials on behalf of your fund, tabulating those votes that are received, and any solicitation of additional votes. Fees paid to Broadridge will vary based on the level of additional solicitation necessary to achieve quorum and shareholder approval. In addition, banks,

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brokers, or other financial intermediaries holding shares as nominees will be reimbursed, upon request, for their reasonable expenses in sending solicitation materials to the principals of the accounts and tabulating those instructions that are received. Other costs associated with the proxy campaign include the expenses of the preparation, printing and delivery of proxy materials.

Revocation of Proxies. Giving your proxy, whether by returning the proxy card or providing voting instructions over the Internet or by telephone, does not affect your right to attend the meeting and vote in person. Proxies, including proxies given by telephone or over the Internet, may be revoked at any time before they are voted (i) by a written revocation received by the Clerk of your fund, (ii) by properly executing and submitting a later-dated proxy, (iii) by recording later-dated voting instructions by telephone or via the Internet, or (iv) by attending the meeting and voting in person. If your shares are held in street name through a bank, broker, or other financial intermediary, please check your voting instruction form or contact your bank, broker, or other financial intermediary for instructions on how to change or revoke your vote.

Date for Receipt of Shareholders’ Proposals for Subsequent Meetings of Shareholders. Your fund does not regularly hold an annual shareholder meeting, but may from time to time schedule a special meeting. In accordance with the regulations of the SEC and the fund’s governing documents, in order to be eligible for inclusion in the fund’s proxy statement for a meeting, a shareholder proposal must be received a reasonable time before the fund prints and mails its proxy statement.

The Board Policy and Nominating Committee of the Board of Trustees, which consists only of Independent Trustees, considers nominees recommended by shareholders of a fund to serve as Trustees. A shareholder must submit the names of any such nominees in writing to the fund, to the attention of the Clerk, at the address of the principal offices of the fund.

If a shareholder who wishes to present a proposal at a special shareholder meeting fails to notify the fund within a reasonable time before the fund mails its proxy statement, the persons named as proxies will have discretionary authority to vote on the shareholder’s proposal if it is properly brought before the meeting. If a shareholder makes a timely notification, the proxies may still exercise discretionary voting authority under circumstances consistent with the SEC’s proxy rules. All shareholder proposals must also comply with other requirements of the SEC’s rules and the fund’s Amended and Restated Agreement and Declaration of Trust and Amended and Restated Bylaws.

Postponement and Adjournment. To the extent permitted by your fund’s Amended and Restated Agreement and Declaration of Trust and Amended and Restated Bylaws, any meeting of shareholders may be postponed or cancelled by the Trustees upon public notice prior to the time scheduled for the meeting.

As part of our effort to maintain a safe and healthy environment at the special meeting, the fund and the Trustees are closely monitoring statements issued by the World Health Organization (who.int) and the Centers for Disease Control and Prevention (cdc.gov) regarding the novel coronavirus disease, COVID-19. For that reason, the Trustees reserve the

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right to reconsider the date, time and/or means of convening your fund’s meeting. Subject to any restrictions imposed by applicable law, the Trustees may choose to conduct the meeting solely by means of remote communications, or may hold a “hybrid” meeting where some participants attend in person and others attend by means of remote communications. If the Trustees choose to change the date, time, and/or means of convening your fund’s meeting, the fund will announce the decision to do so in advance, and details on how to participate will be issued by press release and filed with the SEC as additional proxy material. Attendees are also encouraged to review guidance from public health authorities on this issue.

In addition to any ability that the persons named as proxy may have to propose and/or vote on an adjournment of any meeting of shareholders as described below, to the extent permitted by your fund’s Amended and Restated Agreement and Declaration of Trust and Amended and Restated Bylaws, any meeting of shareholders may, by action of the chair of the meeting, be adjourned from time to time without notice (other than announcement at the meeting at which the adjournment is taken) with respect to one or more matters to be considered at the meeting to a designated date (which may be more than 120 days after the date initially set for the meeting), time and place, whether or not a quorum is present with respect to a matter. Upon motion of the chair of the meeting, the question of adjournment may, but need not, be submitted to a vote of the shareholders, and in that case, any adjournment with respect to one or more matters must be approved by the vote of holders of a majority of the shares present and entitled to vote with respect to the matter or matters to be adjourned and, if approved, the adjournment shall take place without further notice (other than announcement at the meeting at which the adjournment is taken). If the quorum required for the meeting has not been met, the persons named as proxies intend to propose adjournment of the meeting and to vote all shares that they are entitled to vote in favor of adjournment. If the quorum required for the meeting has been met, but sufficient votes in accordance with the Trustees’ recommendation are not received by the time scheduled for the meeting, the persons named as proxies may also propose adjournment of the meeting in order to permit solicitation of additional proxies. The persons named as proxies will vote in favor of adjournment those proxies that they are entitled to vote in accordance with the Trustees’ recommendation. They will vote against adjournment those proxies required to be voted contrary to the Trustees’ recommendation. Unless a proxy is otherwise limited in this regard, any shares present and entitled to vote at a meeting, including shares that are represented by broker non-votes, if any, may, at the discretion of the proxies named therein, be voted in favor of such an adjournment. Adjournments of the meeting may be proposed for a reasonable period or periods to permit further solicitation of proxies. The fund will bear the costs of any additional solicitation and of any adjourned session.

Duplicate Mailings. As permitted by SEC rules, Putnam Management’s policy is to send a single copy of the proxy statement to shareholders who share the same last name and address, unless a shareholder previously has requested otherwise. Separate proxy cards will be included with the proxy statement for each account registered at that address. If you would prefer to receive your own copy of the proxy statement, please contact Putnam Investor Services by phone at 1-800-225-1581 or by mail at P.O. Box 219697, Kansas City, MO 64121-9697.

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Fund Management. The address of your fund’s investment manager and administrator, Putnam Management, and your fund’s principal underwriter, Putnam Retail Management, is 100 Federal Street, Boston, Massachusetts 02110. The address of Putnam Investments Limited (“PIL”), which has been retained by Putnam Management as investment sub-adviser of the fund, is 16 St James’s Street, London, England, SW1A 1ER. PIL is not currently managing any portion of the assets of the fund.

Financial Information. Your fund’s Clerk will furnish to you, upon request and without charge, a copy of the fund’s annual report for its most recent fiscal year, and a copy of its semiannual report for any subsequent semiannual period. You may direct these requests to Putnam Investor Services, Inc., P.O. Box 219697, Kansas City, MO 64121-9697 or by phone at 1-800-225-1581. You may also access copies of these reports by visiting Putnam’s website at http://www.putnam.com/individual.

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Putnam INVESTMENTS

P.O. 219697
KANSAS CITY, MO 64121-9697

SCAN TO
VIEW MATERIALS & VOTE

To vote by Internet

1) Read the Proxy Statement and have the proxy card below at hand.
2) Go to website **www.proxyvote.com or scan the QR Barcode above**
3) Follow the instructions provided on the website.

To vote by Telephone

1) Read the Proxy Statement and have the proxy card below at hand.
2) Call **1-800-690-6903**
3) Follow the instructions.

To vote by Mail

1) Read the Proxy Statement.
2) Check the appropriate box on the proxy card below.
3) Sign and date the proxy card.
4) Return the proxy card in the envelope provided.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D06873-S00782

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THE TRUSTEES RECOMMEND A VOTE **FOR** PROPOSAL 1.

Please be sure to sign and date below:

Sign your name exactly as it appears on this card. If you own shares jointly, each owner should sign. When signing as executor, administrator, attorney, trustee, guardian, or as custodian for a minor, please give your full title as such. If you are signing for a corporation, please sign the full corporate name and indicate the signer's office. If you are a partner, sign in the partnership name.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature [Joint Owners]	Date

The proxy statement for this meeting is available at:

Please sign and date the other side of this card.

D06874-S00782

PUTNAM AMT-FREE MUNICIPAL FUND

By signing on the reverse side, you, as a shareholder of PUTNAM AMT-FREE MUNICIPAL FUND a series of Putnam Tax-Free Income Trust, appoint Trustees, Kenneth R. Leibler and George Putnam, III, and each of them separately, with power of substitution to each, to be your proxies. You are empowering them to vote all of your Putnam AMT-Free Municipal Fund shares on your behalf at the meeting of the shareholders of Putnam AMT-Free Municipal Fund. The meeting will take place on June 24, 2020 at 11:00 a.m., Eastern Time, on the 2nd Floor of 100 Federal Street, Boston, Massachusetts 02110, and may be adjourned to later times or dates. **Your vote is being solicited on behalf of the Trustees**. When you complete and sign this proxy card, the shares will be voted on your behalf exactly as you have indicated on the reverse side of this card. **If you simply sign this proxy card, and do not vote on the proposal, the shares will be automatically voted as the Trustees recommend**. The proxies are also authorized to vote at their discretion on any other matter that arises at the meeting or any adjournment or postponement of the meeting.

This proxy is solicited on behalf of the Board of Trustees, and the proposal for the Fund (set forth on the reverse side of this proxy card) has been approved by the Board of Trustees and recommended for approval by shareholders.